UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2015

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

(405) 234-9000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 24, 2015, Continental Resources, Inc. (the “Company”) issued a press release announcing its fourth quarter and full-year 2014 financial and operating results and updating its 2015 guidance for certain items. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

Item 7.01	Regulation FD Disclosure

Reference materials in connection with the fourth quarter and full-year 2014 earnings call scheduled for February 25, 2015 at 12:00 p.m. Eastern time (11:00 a.m. Central time), will be available on the Company’s web site at www.CLR.com, prior to the start of the call.

In the February 24, 2015 press release, the Company also announced its planned participation in the following conferences:

March 3, 2015 Raymond James Institutional Investors Conference, Orlando

March 4, 2015 Barclays Investment Grade Energy & Pipeline Conference, New York

March 24, 2015 Scotia Howard Weil 43rd Annual Energy Conference, New Orleans

The Company’s presentation at the Raymond James conference will be available via webcast. Instructions regarding how to access such webcast will be available on the Company’s web site at www.CLR.com on or prior to the day of the presentation. Such webcast will be available for 30 days on the Company’s web site. Presentation materials for all presentations will be available on the Company’s web site on or prior to the day of the presentations at www.CLR.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)
Dated: February 24, 2015

	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated February 24, 2015